                                                                     EXHIBIT 3.4

                                    BYLAWS OF
                      MINDEN BUILDING AND LOAN ASSOCIATION

                                    ARTICLE I

                                  HOME OFFICES

     The home office of Minden Building and Loan Association shall be located at 415 Main Street, Minden, Louisiana 71055.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the association or at such other place in the State in which the principal place of business of the association is located as the board of directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the association for the election of directors and for the transaction of any other business of the association shall be held annually within 150 days after the end of the association's fiscal year on the second Tuesday of May if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 12:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by applicable law or regulation, may be called at any time by the chairman of the board, president or a majority of the board of directors, and shall be called by the chairman of the board, president or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the association addressed to the president or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. The board of directors shall designate, when present, either the chairman of the board or the president to preside at annual and special meetings. Unless prescribed by applicable law or regulation, the presiding officer shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the association and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute PRIMA FACIE evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares of the association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy may be voted at any meeting unless the proxy was filed with the secretary of the association for verification at least five days prior to the convening of the meeting at which the proxy is to be voted. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the association to the contrary, at any meeting of the shareholders of the association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her, without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. CUMULATIVE VOTING. Shareholders shall not be entitled to cumulative voting at an election for directors.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board, the president or other presiding officer may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board, the president or other presiding officer.

     Unless otherwise prescribed by applicable law or regulation, the duties of such inspectors shall include determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATING COMMITTEE. The board of directors shall appoint a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. Proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the association or by any shareholder of the association entitled to vote generally in the election of directors. In order for a shareholder of the association to make any such proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the association not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 30 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the association not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

     Each such notice given by a shareholder to the secretary of the association with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the subsidiary holding company's books, of the shareholder proposing such business; (iii) the class and number of shares of the association which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 15 of Article II.

     The chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective proposal.

     SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the association shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, the chairman of the board to preside at its meetings, or in his absence, the president. The chairman of the board and the president may be the same person.

     SECTION 2. NUMBER AND TERM. The board of directors shall consist of nine members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, within the association's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company. If the association is a wholly owned subsidiary of a holding company, each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the holding company. All of the directors shall be citizens of the United States during their entire term of service and shall have resided in the United States for at least one year preceding their election.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the association's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally, by facsimile, by overnight delivery or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable law or regulation or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the association who is present at a meeting of the board of directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another at the same time.

     SECTION 15. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed with or without cause by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. Furthermore, a director may be removed for cause by a two-thirds vote of the entire board of directors at any special meeting thereof called for such purpose or at any regular meeting the notice of which sets forth the matters to be acted upon.

     SECTION 16. AGE LIMITATION. No person 72 or above years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the association. No director shall serve as such beyond the annual meeting of the association immediately following the director becoming 72 years of age. This age limitation does not apply to directors serving on the board as of January 1, 2000, or to advisory directors.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chairman of the board and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the articles of incorporation or bylaws of the association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the association otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish audit, loan, investment or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the association and may prescribe the duties, constitution and procedures thereof.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. POSITIONS. The officers of the association shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the association. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor shall have been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the association to enter into an employment contract with any officer in accordance with applicable laws and regulations; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

     SECTION 6. AGE LIMITATION. No person 72 or above years of age shall be eligible for election, reelection, appointment or reappointment as an officer of the association. No officer shall serve beyond, the annual meeting of the association immediately following the officer becoming 72 years of age. An exception to this Section 6 shall be those persons serving on the board of directors of the association as of January 1, 2000, to whom this Section 6 shall not be applicable.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by applicable laws and regulations, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee or agent of the association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the association. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the association shall be signed by one or more officers, employees or agents of the association in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. DEPOSITS. All funds of the association not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the association shall be in such form as shall be determined by the board of directors and shall be in accordance with applicable laws and regulations. Such certificates shall be signed by the chief executive officer or by any other officer of the association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the association. All certificates surrendered to the association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the association as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by a duly executed power of attorney and filed with the association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the association shall be deemed by the association to be the owner thereof for all purposes.

                                  ARTICLE VIII

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the association shall end on the 31st day of December of each year. The association shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                                   ARTICLE IX

                                    DIVIDENDS

     Subject to the terms of the association's articles of incorporation and applicable laws and regulations, the board of directors may, from time to time, declare, and the association may pay, dividends on its outstanding shares of capital stock.

                                    ARTICLE X

                                 CORPORATE SEAL

     The board of directors shall provide an association seal which shall be two concentric circles between which shall be the name of the association. The year of incorporation or an emblem may appear in the center.

                                   ARTICLE XI

                                   AMENDMENTS

     These bylaws may be amended in a manner consistent with applicable laws and regulations at any time by a majority of the full board of directors or by a majority of the votes cast by the shareholders of the association at any legal meeting.